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                                                                    EXHIBIT 23.4

We consent to the inclusion in this registration statement on Form S-1 of Waste Connections, Inc. to register additional shares of common stock relating to registration statement on Form S-1 (File No. 333-70253) and the related prospectus of Waste Connections, Inc. of our report dated October 30, 1998, on our audit of the combined financial statements of Amador Disposal Services, Inc. and Mother Lode Sani-Hut, Inc. We also consent to the reference to our firm under the caption "Experts".


PricewaterhouseCoopers LLP


/s/ PricewaterhouseCoopers LLP

Sacramento, California
February 4, 1999